UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into a Material Definitive Agreement.

On September 4, 2017, Phivitae Corporation, a Wyoming corporation (“APR”) and wholly owned subsidiary of PHI Group, Inc. (the “Company”), entered into a Business Cooperation Agreement (the “Agreement”) with Suda Lattana Co. (“SLC”), a company organized and existing under the laws of Lao People’s Democratic Republic, to import and distribute pharmaceutical products, medical equipment and healthcare supplies in Laos and its neighboring countries.

The foregoing description of the Business Cooperation Agreement dated November 4, 2017 by and between Phivitae Corporation and Suda Lattana Co. is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Business Cooperation and Investment Agreement dated November 4, 2017 by and between Phivitae Corporation, a wholly owned subsidiary of PHI Group, Inc., and Suda Lattana Co., a Lao limited liability company.

99.1	Press release dated September 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2017

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO